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                                                                    EXHIBIT 99.1
MORRISON KNUDSEN CORPORATION
                                                                    NEWS RELEASE

Morrison Knudsen Plaza/P. O. Box 73
Boise, Idaho  83729
Telex:  368439/Phone:  (208) 386-6611
Fax:  (208) 386-5065                     For Further Information Contact:
                                         Brent D. Brandon
                                         Vice President Corporate Communications

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    FOR RELEASE:               OCTOBER 1, 1996

                    MK ANNOUNCES RESIGNATION OF CHIEF FINANCIAL OFFICER

         BOISE -- Morrison Knudsen Corporation (NYSE: MK) announced today that Denis M. Slavich, MK's chief financial officer, has resigned to pursue other interests.

         "Denis played a valuable role as we reorganized financially and reduced our debt," said Robert A. Tinstman, MK's President and Chief Executive Officer. "With our financial restructuring behind us, we begin a new chapter with a solid financial foundation and stringent financial controls in place. Our focus going forward will be on maintaining tight financial controls in close coordination with our operating units."

         Stephen G. Hanks, MK's executive vice president and chief legal officer, will serve as acting chief financial officer while the company conducts an executive search for a permanent replacement for Slavich. The company said that the search for a new CFO with experience in government contracting, information systems and public company financial reporting is
    expected to take 3-6 months.   Hanks, a 17-year veteran of Morrison
    Knudsen, has previously served as executive vice president - administration and finance, senior vice president and secretary. He is an attorney, a certified public accountant and holds an MBA from the University of Utah.

         The company also announced the resignations of Thomas F. Kealey, senior vice president, and Gregg A. Crockett, vice president and controller, who has accepted a position with another firm.

         James E. McCallum, vice president - finance & administration for MK's Mining Group, will serve as acting controller. McCallum is a 21-year MK veteran who has served as chief accountant for mine operations, senior business manager and director - finance & administration. He holds a degree in Business Administration from Boise State University.

         Morrison Knudsen Corporation, founded in 1912, serves the world's environmental, heavy construction, industrial, mining, operations & maintenance, power, process, and transportation markets as an engineer and constructor.


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